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                                                                   EXHIBIT 10.43












                                    January 15, 2001


Ms. Victoria R. Fash
IMS HEALTH, President and CEO
200 Nyala Farms
Westport, CT  06880

Dear Vickie:

            AMENDED AND RESTATED FIRST AMENDMENT dated as of the 15th day of January, 2001 to the Employment Agreement effective July 1, 1998 (as Amended and Restated as of January 1, 2000) by and between Victoria R. Fash (the "Executive") and IMS Health Incorporated (the "Company") (the "Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Executive and the Company entered into the Agreement;
and

            WHEREAS, the Executive has a medical condition requiring surgery that may disable her thereafter for a substantial period; and

            WHEREAS, in order to provide for an orderly transfer of authority and to also have the benefit of the Executive's experience and knowledge for a transitional period, the Company on November 14, 2000 entered into a First Amendment to the Agreement (the "First Amendment") pursuant to which, among other things, the Executive ceased to be President and Chief Executive Officer of the Company but became Vice Chairman of the


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Board and the Company and the Executive agreed to various changes in the compensation provisions of the Agreement; and

            WHEREAS, the Executive and the Company now wish for the Executive's employment with the Company and membership on the Board to end; and

            WHEREAS, the Executive and the Company therefore desire to amend and restate the First Amendment.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in the Agreement and this Amended and Restated First Amendment, and of other good and valuable consideration, the adequacy and receipt of which is acknowledged, the parties hereto hereby amend and restate the substance of the First Amendment to read in its entirety as follows:

            1. All terms used herein, except as otherwise specifically defined herein, shall have the same meaning as in the Agreement.

            2. Section 2 of the Agreement is amended by the addition of the following sentence at the end thereof, to read as follows:

            "Notwithstanding the foregoing, the Executive's employment with the Company shall end at 11:59 p.m., New York City time, on January 15, 2001 (the "Final Employment Time")."

            3. Section 3(a) of the Agreement is amended by the addition of the following sentences at the end thereof, to read as follows:

            "Notwithstanding the foregoing, effective on the Change Date, as defined below, the Executive shall cease to be President and Chief Executive Officer of the Company and then, until the Final Employment Time, at the discretion of the Board, the Executive shall serve as Vice Chairman of the Board or as an untitled executive reporting to the Chairman, provided that if the Medical Date, as defined below, occurs on or after the Change Date, the Executive shall thereafter be on disability leave (except for providing such advice and guidance as she is physically capable of providing in her judgment). During the period until the Final Employment Time, in whatever capacity or while on disability leave, the Executive shall be treated for all compensation and benefit purposes the same as if she still

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            retained her title and position of President and Chief Executive
            Officer and worked full time. At the Final Employment Time, the Executive shall cease to be Vice Chairman of the Board, shall cease to hold any other position she may hold within the Company and shall resign as a member of the Board. "Change Date" shall be the earlier of (i) such date as the Company appoints a new Chief Executive Officer or (ii) the Medical Date. "Medical Date" shall be such date as the Executive in good faith after consultation with her doctors determines it is either (x) desirable to have the necessary surgery promptly or (y) she is unable for physical reasons to work in her executive capacities and the Executive so notifies the Company."

            4. Section 6 of the Agreement is amended by the addition of the following subsection at the end thereof, to read as follows:

            "(e) Special Retirement. Notwithstanding anything else herein to the contrary, the parties agree that the Executive's termination as an employee as provided in Section 2 hereof shall be a Special Retirement and the Executive shall be treated the same as for a Disability Termination under Section 6(c) hereof except as follows:

                  (A) The pro rata annual incentive compensation under Section 4(b) for the fiscal year 2001 shall be based on the greater of the actual performance incentive bonus for 1999, the targeted performance incentive bonus for 2000, or the actual performance incentive bonus for 2000.

                  (B) The Company shall, within 5 business days after the Final Employment Time, pay the Executive $872,536 (I.E., an amount equal to the aggregate amount of incentive compensation due to the Executive under
                        Section 4(b) for fiscal years 2000 and 2001 assuming that the actual performance incentive bonus for 2000 turns out to equal the targeted incentive bonus for
                        2000). As soon as the Company determines the exact aggregate amount of incentive compensation due to the Executive under Section 4(b) for fiscal years 2000 and 2001, the Company shall notify the Executive of that amount, separately calculated for fiscal years 2000 and 2001. If that amount is more than the $872,536 amount that the Company paid to the Executive pursuant to the second preceding sentence, the Company will pay the difference to the Executive, and if

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                        that amount is less than the $872,536 amount that the
                        Company paid to the Executive pursuant to the second preceding sentence, the Executive will reimburse the Company for the difference, in each case without interest and in each case within 5 business days after the Company delivers the notice referred to in the preceding sentence.

                  (C) All stock options granted under the IMS Health Incorporated 1998 Employee Stock Incentive Plan (excluding all replacement options) and other equity grants held by the Executive shall fully vest as of the Change Date, with the exception of the August 23, 2000 stock option grant which shall vest as provided in the original grant. All options referenced in this subsection shall be exercisable until the end of the respective option terms provided in the original grants and the options awarded in the August 23, 2000 grant shall be exercisable in accordance with the terms of that grant.

                  (D) The Executive's obligations with respect to the loan described in Section 5(g) of the Agreement (principal and interest) shall be forgiven as of the Change Date, and the Company shall pay the Executive (or deposit with the appropriate taxing authorities) on the Change Date an additional amount to cover the Executive's income tax liability for the forgiveness of such indebtedness and in such amount that the Executive will have no after tax cost with regard to the forgiveness of the loan and such payment and all documents with regard to such loan shall be deemed amended accordingly.

                  (E) Executive shall be treated as of the Final Employment Time under the Company's Supplemental Executive Retirement Plan ("SERP"), notwithstanding the terms thereof, as if she were eligible for "Retirement" thereunder, shall be credited with fifteen (15) years of service thereunder, shall be entitled to immediate commencement of benefits thereunder, and "Average Final Compensation" shall be deemed to mean the sum of her base salary as of June 1, 2000 and the higher of her annual bonus for the 1999 fiscal year or the 2000 fiscal year. The SERP shall be deemed amended accordingly as it applies to her.

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                  (F)   In addition to such welfare benefits as the Executive
                        is entitled to under Section 6(c)(vi) of the
                        Agreement for the period before the Executive reaches age 65, the Executive shall be entitled to retiree health benefits after age 65 in accordance with the Company's retiree health plans as in effect on June
                        1, 2000.   In addition, the Company agrees, at its
                        sole cost and expense, to provide the Executive after the Final Employment Time with medical and dental coverage that shall be comparable to the medical and dental coverage in effect on June 1, 2000 under the Company's retiree health benefits plan pursuant to such insured or other arrangements as the Company may from time to time put into effect for such purpose. Any such insured or other arrangement shall not impose on the Executive any eligibility waiting period or pre-existing condition exclusion.

                  (G) During the five (5) year period following such termination of employment, the Company shall make available to the Executive secretarial and administrative support services.

                  (H) In accordance with standard Company practice, the Company agrees that it will, at its sole cost and expense, repatriate the Executive's household goods from London, England to a place in the United States of the Executive's choosing.

                  (I) The Company shall, in addition to its other obligations under this Agreement, pay $2,884,852 to the Executive within 5 business days after the Final Employment Time.

            5. As amended herein, the Agreement shall remain in full force and effect.


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            IN WITNESS WHEREOF, the Executive and the Company have executed this
Amended and Restated First Amendment as of the day and year first above written.


                                      /s/ Victoria R. Fash
                                      --------------------
                                      Victoria R. Fash



                        IMS Health Incorporated

                        By: /s/ Robert H. Steinfeld
                            -----------------------
                            Name:  Robert H. Steinfeld
                            Title: Senior Vice President and General Counsel